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                                                                     Exhibit 11

             American Safety Insurance Group, Ltd. and subsidiaries
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                        Computation of Earnings Per Share

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                                                     Three Months Ended               Six Months Ended
                                                    --------------------              -----------------
                                                 June 30         June 30          June 30        June 30
                                                   1998            1999             1998           1999
                                                  ------          ------           ------         -----
Basic:
Earnings Available to Common
Shareholders.................................    $1,581,827      $1,441,397       $2,605,560     $3,160,575
                                                 ==========      ==========       ==========     ==========

Weighted Average Common Shares
Outstanding..................................     6,044,914       6,064,010        5,241,784      6,070,823

Basic Earnings Per Common
Shares ......................................    $      .26      $      .24       $      .50     $      .52
                                                 ==========      ==========       ==========     ==========

Diluted:
Earnings Available to Common
Shareholders.................................    $1,581,827      $1,441,397       $2,605,560     $3,160,575
                                                 ==========      ==========       ==========     ==========

Weighted Average Common Shares
Outstanding..................................     6,044,914       6,064,010        5,241,784      6,070,823

Weighted Average Common Shares
Equivalents Associated with
Options......................................       130,236          23,799          105,617         29,118

Total Weighted Average Common
Shares.......................................     6,175,150       6,087,809        5,347,401      6,099,941
                                                 ==========       =========        =========      =========

Diluted Earnings per Common
Shares.......................................    $      .26      $      .24       $      .49     $      .52
                                                 ==========      ==========       ==========     ==========


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